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                                                                 EXHIBIT e(2)(b)

                                 AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM Growth Series, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM GROWTH SERIES


CLASS B SHARES

AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Mid Cap Equity Fund
AIM Small Cap Growth Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 10, 2001

                                            AIM GROWTH SERIES


Attest: /s/ P. MICHELLE GRACE               By: /s/ ROBERT H. GRAHAM
       --------------------------------        ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President

                                            A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE               By: /s/ MICHAEL J. CEMO
       --------------------------------        ---------------------------------
       Assistant Secretary                     Michael J. Cemo
                                               President